UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): April 20, 2018

TransUnion

(Exact name of registrant as specified in its charter)

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,

Chicago, Illinois 60661

(312) 985-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sale and Purchase Agreement

On April 20, 2018, Vail Holdings UK, Inc., a private limited company incorporated and registered in England and Wales (the “Purchaser”), an indirect subsidiary of each of TransUnion, a Delaware corporation (the “Parent”), and Trans Union LLC, a Delaware limited liability company (the “Company”), and the Parent entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Crown Acquisition Topco Limited (“Crown”), Crown Holdco S.À R.L., the EBT Beneficiary Sellers named therein, the Individual Sellers named therein, the EBT Seller named therein and Crown Holdco S.À R.L., solely in its capacity as the Seller Representative.

Pursuant to the terms and subject to the conditions set forth in the Acquisition Agreement, the Company, directly or indirectly through one or more of its wholly-owned subsidiaries, will acquire (the “Acquisition”) all of the issued and outstanding share capital from the equity holders of Crown in exchange for cash (the “Acquisition Consideration”). As a result, Crown will become a wholly-owned indirect subsidiary of the Parent.

The aggregate Acquisition Consideration to be paid by the Purchaser is approximately £1 billion, subject to certain adjustments set forth in the Acquisition Agreement.

Consummation of the Acquisition is subject to various closing conditions, including but not limited to (i) approval or deemed approval of the Acquisition by the Financial Conduct Authority of the United Kingdom, (ii) the absence of any law or order prohibiting the Acquisition and (iiii) the absence of a Company Material Adverse Effect on Crown, as defined in the Acquisition Agreement.

The parties to the Acquisition Agreement have each made customary representations and warranties. Crown has agreed to various covenants and agreements, including, among others, (i) Crown’s agreement to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Acquisition Agreement and the closing of the Acquisition and (ii) Crown’s agreement to not solicit proposals relating to alternative transactions to the Acquisition or engage in discussions or negotiations with respect thereto, subject to certain exceptions. The Purchaser also has agreed to various covenants and agreements in the Acquisition Agreement, including, among other things the Purchaser’s agreement to take actions that may be necessary in order to obtain regulatory approval of the Acquisition, subject to certain exceptions.

The Acquisition Agreement contains certain termination rights for both the Purchaser and the Seller Representative, including, but not limited to, the right of either the Seller Representative or the Purchaser to terminate in the event that the Acquisition is not consummated within six months of April 20, 2018, subject to extension to under certain circumstances.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Acquisition Agreement is not intended to provide any factual information about the Parent, the Company, the Purchaser, Crown or their respective subsidiaries or affiliates. The Acquisition Agreement contains representations and warranties by each of the parties to the Acquisition Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Acquisition Agreement were made solely for the benefit of the parties to the Acquisition Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules, and have been made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser, Crown or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Parent’s or the Company’s public disclosures.

Financing the Acquisition

The Company intends to finance the Acquisition through a combination of cash on hand and debt financing. Concurrently with the signing of the Acquisition Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”), dated April 20, 2018, with Deutsche Bank Securities, Inc., Royal Bank of Canada, RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A. and Capital One, N.A. (collectively, the “Commitment Parties”), which provides for up to $1,400.0 million of term loan facilities (the “Facilities”), which are expected to be incurred as incremental term loans under the Company’s third amended and restated credit agreement, dated as of August 9, 2017, among TransUnion Intermediate Holdings, Inc., the Company, the guarantors party thereto, Deutsche Bank AG New York Branch, as administrative and collateral agent, and the other lenders party thereto. The proceeds of the Facilities and a portion of the cash on hand of the Company and its subsidiaries on the Closing Date, as defined in the Acquisition Agreement, will be applied to pay (i) the Acquisition Consideration, (ii) for the repayment, refinancing or termination of certain debt of Crown and its subsidiaries (the “Refinancing”) and (iii) fees and expenses incurred in connection with the Acquisition, the Facilities and the Refinancing. The closing of the Facilities and the availability of the loans thereunder are subject to the satisfaction of certain customary conditions as provided in the Commitment Letter.

The Commitment Parties and certain of its affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

2.1	Share Purchase Agreement, dated as of April 20, 2018 by and among Vail Holdings UK Ltd., Crown Acquisition Topco Limited, Crown Holdco S.À R.L., the EBT Beneficiary Sellers named therein, the Individual Sellers named therein, the EBT Seller named therein, each additional Seller who may become a party thereto, Crown Holdco S.À R.L., solely in its capacity as the Seller Representative and TransUnion, solely for purposes of Section 11.21.* †

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and TransUnion agrees to furnish supplementally to the Securities and Exchange Commission (the “SEC”) a copy of any omitted schedule and/or exhibit upon request.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted and submitted separately to the SEC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Parent’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to make acquisitions and integrate the operations of acquired businesses; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the SEC and are available on the Parent’s website (www.transunion.com/tru) and on the SEC’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.

In addition to factors previously disclosed in the Parent’s reports filed with the SEC and those identified elsewhere in this report, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the Acquisition; the risk that regulatory approvals required for the Acquisition are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the Acquisition; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the Acquisition; macroeconomic factors beyond the Parent’s or the Company’s control; risks related to the Parent’s and the Company’s indebtedness and other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: April 25, 2018	By:	/s/ Mick Forde
Name: Mick Forde
Title: Senior Vice President